Exhibit 99.1

Northern Oil and Gas, Inc. Announces Closing of $25 Million Revolving Credit Facility

WAYZATA, MINNESOTA --- March 2, 2008 --- Northern Oil and Gas, Inc. (AMEX: NOG) (“Northern Oil”) today announced that it has completed the closing of a revolving credit facility with CIT Capital USA Inc. (“CIT”) with a maximum principal amount of $25 million to provide working capital for exploration and production operations.  $11 million is immediately available under the facility.  The remaining $14 million of financing could become available upon subsequent borrowing base redeterminations as reserves are increased from capital deployed under the facility.  The facility terminates on February 27, 2012.

Michael Reger, Chief Executive Officer, commented, “We are very pleased to have closed on this facility that will provide non-dilutive funding for our developmental Bakken drilling activities for the foreseeable future.  This facility, along with our forecasted cash flow from producing wells, will enable Northern Oil to fund its anticipated development plans with a high degree of certainty at a very competitive cost of capital.  We believe the closing of this transaction in the current credit market environment further validates the value, consistency and future opportunity contained in our substantial Bakken drilling inventory despite a challenging crude oil market.”

Northern Oil has the option to designate the reference rate of interest for each specific borrowing under the facility as amounts are advanced.  Borrowings may be based on an interest rate equal to 5.50% over the one-month, three-month or six-month London Interbank Offered Rate (LIBOR), as designated by Northern Oil, with a minimum base rate of 2.50%.  Any borrowings not designated as being based upon LIBOR will have no specified term and generally will bear interest at a rate equal to 4.50% over the greater of (a) the current three-month LIBOR rate plus 1.0% or (b) the current prime rate as published by JP Morgan Chase Bank, N.A.

ABOUT NORTHERN OIL AND GAS

Northern Oil and Gas, Inc. is an exploration and production company based in Wayzata, Minnesota.  Northern Oil's core area of focus is the Williston Basin, specifically the Mountrail County, North Dakota area Bakken and Three Forks/Sanish trend. Northern Oil's secondary objective is conventional, 3D driven, oil and gas exploration and development throughout the Rocky Mountain region.

More information about Northern Oil and Gas, Inc. can be found at www.NorthernOil.com.

SAFE HARBOR

This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”).  All statements other than statements of historical facts included in this report regarding our financial position, business strategy, plans and objectives of management for future operations, industry conditions, and indebtedness covenant compliance are forward-looking statements.  When used in this report, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “target,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes.  Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond our Company’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following, general economic or industry conditions, nationally and/or in the communities in which our Company conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, our ability to raise capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, other economic, competitive, governmental, regulatory and technical factors affecting our Company’s operations, products, services and prices.

We have based these forward-looking statements on our current expectations and assumptions about future events.  While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control.

CONTACT:

Investor Relations
772-219-7525